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                                                                    Exhibit E(1)

                         GENERAL DISTRIBUTORS AGREEMENT

                                     Between

                         MASSMUTUAL INSTITUTIONAL FUNDS

                                       and

                              MML DISTRIBUTORS, LLC
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                         GENERAL DISTRIBUTOR'S AGREEMENT

                                     BETWEEN

                         MASSMUTUAL INSTITUTIONAL FUNDS

                                       AND

                              MML DISTRIBUTORS, LLC

Date: May 3, 1999

MML Distributors, LLC
1414 Main Street
Springfield, MA 01144

Dear Sirs:

MASSMUTUAL INSTITUTIONAL FUNDS, a Massachusetts business trust (the "Trust"), is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and an indefinite number of one or more classes of shares of beneficial interest of the following series of the Trust: (1) MassMutual Prime Fund; (2) MassMutual Short-Term Bond Fund; (3) MassMutual Core Bond Fund; (4) MassMutual Balanced Fund; (5) MassMutual Value Equity Fund; (6) MassMutual Small Cap Value Equity Fund; (7) MassMutual International Equity Fund; (8) MassMutual Indexed Equity Fund; (9) MassMutual Diversified Bond Fund; (10) MassMutual Growth Equity Fund; (11) MassMutual Mid Cap Growth Equity Fund; and (12) MassMutual Small Cap Growth Equity Fund, have been registered under the Securities Act of 1933, as amended (the "1933 Act") to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in each series' Prospectus and Statement of Additional Information ("SAI") included in the Trust's Registration Statement as it may be amended from time to time (the "current Prospectus and/or SAI"). As used herein, the term "Fund" refers to each of the series of the Trust described above and any additional series of the Trust that have Shares which become registered under the 1933 Act to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in such series' current Prospectus and/or SAI.

In this connection, the Trust desires that your firm (the "General Distributor") act in a principal capacity as General Distributor for the sale and distribution of Class A, Class L, Class Y and Class S Shares which have been registered as described above and of any additional Shares of any Fund which may become registered during the term of this Agreement and as to which you agree to act as the General Distributor ("Shares"). You have advised the Trust that you are willing to act as General Distributor on such terms, and it is accordingly agreed by and between us as follows:

1. Appointment of the Distributor. The Trust hereby appoints you as the sole General Distributor, pursuant to the aforesaid continuous public offering of its Shares, and the Trust further agrees from and after the date of this Agreement, that it will not, without your consent, sell or agree to sell any Shares otherwise than through you, except (a) the Trust may itself sell Shares without sales charge as an investment to the officers, trustees or directors and bona fide present and former full-time employees of the Trust, the Trust's Investment Adviser and affiliates thereof, the Separate Investment Accounts of the Adviser, and to investors who are identified in the current Prospectus and/or SAI as having the privilege to buy Shares at net asset value; (b) the Trust may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act; (c) the Trust may issue Shares for the reinvestment of dividends and other distributions of the Trust or of any Fund if permitted by the current Prospectus and/or SAI; and
(d) the Trust may issue Shares as underlying securities of a unit investment trust or other registered open-end investment company (or series thereof) if such unit investment trust or registered open-end investment company (or series thereof) has elected to use Shares as an underlying investment.

2. Sale of Shares. You hereby accept such appointment and agree to sell Shares, provided, however, that when requested by the Trust at any time
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because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent of the Trust and the General Distributor, you will suspend such efforts. The Trust may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number of Shares.

3. Sales Charge. Shares shall be sold by you at net asset value plus, if applicable, a front-end sales charge not in excess of 8.5% of the offering price, but which front-end sales charge, if any, shall be proportionately reduced or eliminated for larger sales and under other circumstances, in each case on the basis set forth in the current Prospectus and/or SAI. The redemption proceeds of Shares offered and sold at net asset value with or without a front-end sales charge may be subject to a contingent deferred sales charge ("CDSC") under the circumstances described in the current Prospectus and/or SAI. You may reallow such portion of the front-end sales charge to dealers or cause payment (which may exceed the front-end sales charge, if any) of commissions to brokers through which sales are made, as you may determine, and you may pay such amounts to dealers and brokers on sales of Shares from your own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares), and in the event a Fund has more than one class of Shares outstanding, then you may impose a front-end sales charge and/or a CDSC on Shares of one class that is different from the charges imposed on Shares of a Fund's other class(es), in each case as set forth in the current Prospectus and/or SAI, provided the front-end sales charge and CDSC to the ultimate purchaser do not exceed the respective levels set forth for such category of purchaser in the current Prospectus and/or SAI.

4. Purchase of Shares.

      (a) As General Distributor, you shall have the right to accept or reject orders for the purchase of Shares at your discretion. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly.

      (b) You agree promptly to issue or to cause an agent appointed by you or the duly appointed transfer or shareholder servicing agent of the Trust to issue as your agent confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust. The net asset value of all Shares which are the subject of such confirmations, computed in accordance with the applicable rules under the 1940 Act, shall be a liability of the General Distributor to the Trust to be paid promptly after receipt of payment from the originating dealer or broker (or investor, in the case of direct purchases) and not later than eleven business days after such confirmation even if you have not actually received payment from the originating dealer or broker, or investor. In no event shall the General Distributor make payment to the Trust later than permitted by applicable rules of the National Association of Securities Dealers, Inc.

      (c) If the originating dealer or broker shall fail to make timely settlement of its purchase order in accordance with applicable rules of the National Association of Securities Dealers, Inc., or if a direct purchaser shall fail to make good payment for Shares in a timely manner, you shall have the right to cancel such purchase order and, at your account and risk, to hold responsible the originating dealer or broker, or investor. You agree promptly to reimburse a Fund for losses suffered by it that are attributable to any such cancellation, or to errors on your part in relation to the effective date of accepted purchase orders, limited to the amount that such losses exceed contemporaneous gains realized by a Fund for either of such reasons with respect to other purchase orders.

      (d) In the case of a canceled purchase for the account of a directly purchasing shareholder, the Trust agrees that if such investor fails to make you whole for any loss you pay to a Fund on such canceled purchase order, a Fund will reimburse you for such loss to the extent of the aggregate redemption proceeds of any
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      other Shares of a Fund owned by such investor, on your demand that a Fund exercise its right to claim such redemption proceeds.

      The Trust shall register or cause to be registered all Shares sold to you pursuant to the provisions hereof in such names and amounts as you may request from time to time. All Shares, when so issued and paid for, shall be fully paid and non-assessable by the Trust (which shall not prevent the imposition of any CDSC that may apply) to the extent set forth in the current Prospectus and/or SAI.

5. 1933 Act Registration. The Trust has delivered to you a copy of the current Prospectus and SAI. The Trust agrees that it will use its best efforts to continue the effectiveness of the Registration Statement under the 1933 Act. The Trust further agrees, at its expense, to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Trust will promptly furnish you at your expense with a reasonable number of copies of the Prospectus and SAI and any amendments thereto for use in connection with the sale of Shares.

6. 1940 Act Registration. The Trust has registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

7. State Blue Sky Notification. At your request, the Trust will, at its expense, take such steps as may be necessary and feasible to determine what action is necessary to file notices necessary for the sale of Shares and where required, to file notices for the sale of Shares in states, territories or dependencies of the United States, the District of Columbia, the Commonwealth of Puerto Rico and to qualify Shares in foreign countries, in accordance with the laws thereof, and to renew or extend any such notification or qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any jurisdiction where it shall deem such qualification disadvantageous to the Trust. The Trust shall keep you informed of the State Blue Sky Notifications of the Shares.

8. Duties of Distributor. You agree that:

      (a) Neither you nor any of your officers will take any long or short position in the Shares;

      (b) You shall, upon reasonable request of the Trust, furnish to the Trust any pertinent information required to be inserted with respect to you as General Distributor within the purview of the 1933 Act in any reports or registrations required to be filed with any governmental authority;

      (c) You will not make any representations inconsistent with the information contained in the current Prospectus and/or SAI;

      (d) You or your agent shall maintain such records relating to your acting as General Distributor of the Trust as may be reasonably required for the Trust or its transfer or shareholder servicing agent to respond to shareholder requests or complaints, and to permit the Trust to maintain proper accounting records, and you shall make such records reasonably available to the Trust and its transfer agent or shareholder servicing agent upon request; and

      (e) In performing your obligations under this Agreement, you shall comply with all requirements of a Fund's current Prospectus and/or SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Shares.

9. Duties of the Trust. The Trust agrees that:

      (a) It shall promptly furnish to you, at least 10 days prior to use, any description of you or the services you perform hereunder which the Trust intends to use in the Prospectus, SAI, in sales literature reports, advertisements or otherwise. Such description may not be utilized if you object thereto in writing;
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      (b) It shall promptly furnish to you for your approval and filing with the
      National Association of Securities Dealers, Inc. any proposed sales literature or advertisement relating to, or referring to the Trust or the Shares;

      (c) It shall promptly advise you of any information concerning the Trust or the Shares, which may affect your ability to properly discharge your obligations hereunder; and

      (d) It shall not use the word "MML Distributors, LLC" other than merely identifying the General Distributor as such unless such use is specifically approved by you.

10. Allocation of Costs. The Trust shall pay, or cause others to pay, the cost of composition and printing of sufficient copies of a Fund's Prospectus and SAI as shall be required for periodic distribution to a Fund's shareholders and the expense of registering Shares for sale under federal securities laws and filing notices in states to sell Shares in such states. You shall pay the expenses normally attributable to the sale of Shares, other than as paid under a Fund's Plan under Rule 12b-1 of the 1940 Act, including the cost of printing and mailing of the Prospectus (other than those furnished to existing shareholders) and any sales literature or advertisements used by you in the public sale of the Shares.

11. Duration. This Agreement shall take effect on the date first written above, and shall supersede any and all prior General Distributor's Agreements by and among the Trust and you. Unless earlier terminated pursuant to Section 12 hereof, this Agreement shall remain in effect until May 3, 2001. This Agreement shall continue in effect from year to year thereafter, provided that such continuance shall be specifically approved at least annually: (a) by the Trust's Board of Trustees or by vote of a majority of the voting securities of the Trust; and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

12. Termination. This Agreement may be terminated (a) by the General Distributor at any time without penalty by giving no less than sixty days' written notice (which notice may be waived by the Trust); (b) by the Trust at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor); or (c) by mutual consent of the Trust and the General Distributor, provided that such termination by the Trust shall be directed or approved by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Trust. In the event this Agreement is terminated, the General Distributor shall be entitled to be paid the CDSC, if any, under paragraph 3 hereof on the redemption proceeds of Shares sold prior to the effective date of such termination.

13. Assignment. This Agreement may not be amended or changed except in writing and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors; however, this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

14. Disclaimer of Shareholder Liability. The General Distributor understands and agrees that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property; the General Distributor represents that it has notice of the provisions of the Agreement and Declaration of Trust dated May 29, 1993, as amended, disclaiming shareholder liability for acts or obligations of the Trust.

15. Section Headings. The headings of each section is for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

If the foregoing is in accordance with your understanding, so indicate by signing in the space provided below.
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                                          MASSMUTUAL INSTITUTIONAL FUNDS

                                          By: /s/ Stuart H. Reese
                                              --------------------------
                                          Name:  Stuart H. Reese
                                          Title: President

Accepted:

MML DISTRIBUTORS, LLC

By: /s/ Kenneth Rickson
    ----------------------
    Name:  Kenneth Rickson
    Title: President